Exhibit 10r

*Confidential Treatment Requested

This text is a free translation from the French language and is supplied solely for information purposes.

Only the original version in the French language has legal force.

SANOFI PHARMA BRISTOL-MYERS SQUIBB

General Partnership With a Capital of

50.000 Euro

Head Office: 54 La Boétie Street 75008 Paris France

Trade and Companies Register of Paris 408 017 929

INTERNAL REGULATIONS

January 1, 2013

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TABLE OF CONTENTS
ARTICLE 1
DEFINITIONS

1.1	Defined Terms	1
1.2	Additional Defined Terms	3

ARTICLE 2
POWERS AND OBLIGATIONS OF THE MANAGER(S)

2.1	Powers	4
2.2	Limitation of Powers	4
2.3	Actions for Patents and Trademarks	4

ARTICLE 3
DISSOLUTION

3.1	Dissolution	5
3.2	Product Sale Withdrawal	5
3.3	Effects of Dissolution	5

ARTICLE 4
MISCELLANEOUS

4.1	Notifications	5
4.2	Governing law	7
4.3	Execution of a Writ	7
4.4	Litigations	7
4.5	Securities	7
4.6	Relative Effect	7
4.7	Divisibility	8
4.8	Transfer	8
4.9	Agreements	8
4.10	Entire Agreement	8
4.11	Waivers and Modifications	8
4.12	Exclusion of Creditors	8
4.13	Duplicate	8
4.14	Effective Date	8
4.15	Applicable Language	9
4.16	Capitalized Terms	9

APPENDICES

APPENDIX 1.1 Territory A

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BETWEEN THE UNDERSIGNED:

1.	Sanofi Participations, a single-shareholder simplified stock company with a capital of 40.000 Euro, having its Head Office at 54 La Boétie Street 75008 Paris, France, registered with the Trade and Companies Register of Paris under number 407 571 725 (“Sanofi Partner”), a subsidiary indirectly and entirely held by Sanofi, a limited company with a capital of 2.681.837.622 Euro, having its Head Office at 54 La Boétie Street 75008 Paris, France, registered with the Trade and Companies Register of Paris under number 395 030 844 (“Sanofi”), and

2.	BMS Investco SAS, a simplified stock company with a capital of 40.000 Euro, having its Head Office at 3, Joseph Monier Street, 92500 Rueil Malmaison, registered with the Trade and Companies Register of Nanterre under number 407 846 195 (“BMS Partner”), a subsidiary directly and indirectly entirely held by Bristol-Myers Squibb Company, registered in Delaware (United States of America), having its Head Office at 345 Park Avenue, New York, NY 10154 (“BMS”).

INTRODUCTION

The Partners have formed a general partnership Sanofi Pharma Bristol-Myers Squibb (the “Company”).

The purpose of the Company is to allow the modification of the methods of joint development and marketing by the two Partners of the Company, for the pharmaceutical products based on the two molecules Irbesartan and Clopidogrel which were discovered and patented by Sanofi and developed together with BMS. The Partners have carried out a new form of the Company’s Articles of Association and of their Agreements specifically to enable the performance of this activity by way of lease management provided under the Company to another Company of the Sanofi group.

The Partners have agreed, according to the terms of Article 15.4 of the Company’s Articles of Association, to modify the existing internal regulations for the purpose of completing and detailing the Articles of Association to reflect the mutually agreed upon modifications. The Modified Internal Regulations, (hereinafter the “Internal Regulations”), are set forth in detail below.

ARTICLE 1: DEFINITIONS

1.1	Defined Terms. When used in the Internal Regulations, the following terms shall have the meanings below:

“Clopidogrel License Agreement”. The License Agreement for Intellectual Property and Delivery of Clopidogrel dated June 6, 1997, as last amended on the date hereof (or as further amended according to Article 2.2. hereof), between the Company and Sanofi regarding the license of certain patents, trademarks and know-how for Clopidogrel and Clopidogrel Products of Sanofi to the Company provided that Sanofi is paid the Development Fee (as these terms are defined within this Amended Agreement).

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“Know-How License Agreement”. The License Agreement for Product Know-How dated June 6, 1997, as last amended on the date hereof (or as further amended according to Article 2.2. hereof), between the Company, Sanofi and BMS pursuant to the Development Agreement, the use of company names by the Company and the development of Irbesartan and Clopidogrel as of June 6, 1997, provided that a Know-How Fee is paid (as this term is defined within this Amended Agreement).

“Irbesartan License Agreement”. The License Agreement for Intellectual Property dated June 6, 1997, as last amended on the date hereof (or as further amended according to article 2.2. hereof), between the Company and Sanofi regarding the license of certain patents, trademarks and know-how for Irbesartan and Irbesartan Products of Sanofi to the Company, provided that Sanofi is paid the Development Fee (as this term is defined thereof).

“Partners”. The Sanofi Partner and BMS Partner and each of their successors and beneficiaries; being however understood that any Partner without shareholdings shall be considered as retired from its position as Partner of the Company.

“Clopidogrel”. The chemical molecule discovered and patented by Sanofi and known under the SR 25990C code, whose unregistered international name is Clopidogrel Hydrogenosulphate.

“Lease Management Agreement”. The business lease management agreement concluded January 1, 2013 between the Company and SWIND.

“Termination Date”. December 31, 2018.

“Manager”. The person appointed, according to the law and to the Company’s articles of association, as manager of the Company, while specifying that on the date hereof the manager is Sanofi Partner.

“Irbesartan”. The chemical molecule discovered and patented by Sanofi known under the SR 47436 code, whose unregistered international name is Irbesartan.

“Person”. Any individual, partnership, company, including limited company, general partnership, joint venture company, simplified stock company, joint-venture, association, trust or any other entity or administration or governmental agency or their subdivisions as well as any union or group considered to be a person according to Section 13(d) of US Securities and Exchange Act of 1934 modified.

“Product”. The Clopidogrel Product or a Irbesartan Product and “Products” indicates a Clopidogrel Product and a Irbesartan Product.

“Clopidogrel Product”. (i) a product having Clopidogrel as sole active ingredient, in its finished form, marketed under Plavix® and Iscover® trademarks or any other trademark whose similarity may generate confusion or which replaces one of them or (ii) a product (a “FDC Clopi Identifié”) containing as sole active ingredients a combination of Clopidogrel and acetylsalicylic acid, in finished form, traded under Duoplavin®, CoPlavix® and DuoCover® trademarks or any other trademark whose similarity may generate confusion or which replaces one of them. The term Clopidogrel Product excludes any other fixed-dose combination containing Clopidogrel.

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“Irbesartan Product”. (i) a product having Irbesartan as sole active ingredient, in its finished form, marketed under Aprovel®, Karvea® and Avapro® trademarks or any other trademark whose similarity may generate confusion or which replaces one of them or (ii) a product (a “FDC Irbe Identifié”) containing as sole active ingredients a combination of Irbesartan and Hydrochlorothiazide, in finished form, traded under CoAprovel®, Avalide® and Karvezide® trademarks or any other trademark whose similarity may generate confusion or which replaces one of them. The term Irbesartan Product excludes any other fixed-dose combination containing Irbesartan.

“Affiliated Company”. In reference to a Person, indicates any other Person controlling, controlled by, or under the joint control with, this Person; being however understood that, as regards Sanofi, the definition of Affiliated Company excludes L’Oreal. For the purpose of this definition, “control” indicates (i) the direct or indirect power to orientate the management of a Person or to veto any significant decision related to the management of a Person, in each of these cases either by holding of securities or shares with right of vote, by contract or by any other means, (ii) the direct or indirect holding of shares (excluding shares in a private company) representing at least 50% of the voting rights of a Person or (iii) holding at least 50% of the shares of a private company.

“Articles of Association”. The Company’s updated Articles of Association effective as of January 1, 2013.

“SWIND”. The company Sanofi Winthrop Industry, a French limited liability company having its Head Office at 20, Raymond Aron Avenue, 92160 Antony, registered with the Trade and Companies Register of Nanterre under number 775 662 257.

“Territory A”. The countries and geographical areas described in Appendix 1.1 enclosed hereof.

1.2	Additional Defined Terms. The following additional defined terms shall have the meaning stipulated by the articles listed below:

Defined Term	Definition Article
BMS Partner	Introduction
Sanofi Partner	Introduction
BMS	Introduction
CCI	4.4
Dispute	4.4
Notifications	4.1
Dispute Notification	4.4
Internal Regulations	Introduction
Sanofi	Introduction
Company	Introduction

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ARTICLE 2: POWERS AND OBLIGATIONS OF THE MANAGER(S)

2.1	Powers. The Manager(s) shall have all powers to perform all the management deeds included in the Company purpose, subject to the decisions mentioned in article 2.2 hereafter. The Manager(s) shall ensure that any contract mentioned in articles 2.2(d) and 2.2(e) hereafter concluded by the Company expressly stipulate that BMS Partner benefits from a stipulation for third parties allowing it to use for and on behalf of the Company the rights which the latter benefits from according to this agreement.

2.2	Limitation of powers. The Manager(s) decisions set forth below shall not be valid unless or until they are authorized in writing and in advance by a BMS Partner:

(a)	To modify these Internal Rules of the Company;

(b)	To request the initiation of proceedings for conciliation (according to Article L. 611-4 of the Commercial Code), for safeguard (according to Book VI of Title II of the Commercial Code) or the appointment of an ad-hoc agent (according to Article L. 611-3 of the Commercial Code), on behalf of the Company or one of its subsidiaries;

(c)	To proceed to or to submit for the approval of partners any capital increase or issue of securities by the Company;

(d)	To modify or to terminate the Clopidogrel License Agreement, the Irbesartan License Agreement, the Know-How License Agreement or the Lease Management Agreement;

(e)	To conclude or wind-up any Agreement (including any transaction within a litigation) involving one or several actual or potential payments by the Company, higher than [*] cumulatively;

(f)	To implement any decision covered by Articles 12.3 (a), (b), (c) and (e) of the Articles of Association;

(g)	To conclude or wind-up any transaction within a litigation by way of which the Company admits having committed an error or wrongdoing.

2.3	Actions for Patents and Trademarks. The Manager(s) shall be able to initiate proceedings or to act on behalf of the Company (i) against a third party for the violation of any patent or trademark licensed to the Company, (ii) in defense, against a legal action started by a third party against the Company, Sanofi Partner or one of their Affiliated Companies, for the counterfeit of a patent and/or a trademark regarding Irbesartan, Clopidogrel or one of the two Products in Territory A or (iii) in defense against any legal action commenced by a third party for the invalidity or the nullity of any patent whatsoever registered in the name of the Company.

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ARTICLE 3: DISSOLUTION

3.1	Dissolution. Until the Termination Date, Sanofi Partner and BMS Partner undertake not to participate to any operation, not to make any decision and not to propose any modification of their Articles of Association or any decision that may have as purpose or effect their voluntary dissolution for any reason whatsoever, without having the prior agreement in writing of the other Partner.

3.2	Product Sale Withdrawal. Should a Product be withdrawn from sale in Territory A, the Partners shall modify the Company’s Articles of Association in order to remove any reference to the development, purchase, sale, marketing, advertising or trading of this Product.

3.3	Effects of Dissolution. Notwithstanding the effects of dissolution detailed in the Articles of Association, in case of dissolution of the Company,

(a)	The Company shall assign or license to a Person mutually acceptable by the two Partners all the remaining assets of the Company as well as the rights and obligations it has by way of the Clopidogrel License Agreement, Irbesartan License Agreement, and the Know-How License Agreement, except for the rights to company names and trademarks, containing the terms: “Sanofi”, “BMS” or “Bristol-Myers Squibb”;

(b)	The products of such sale shall be allocated as set forth below and in the following order of priority:

(i)	For the payment of debts and liabilities of the Company and liquidation costs;

(ii)	The balance, if any, for the impoundment of the amounts which the Partners shall consider reasonably necessary for the contingent, non-liquidated or unforeseen liabilities or for the obligations of the Company or of the Partners issued from or related to the Company. By mutual agreement of the Partners, such amounts can be deposited in a bank chosen by them and authorized to act as impoundment for the withdrawals intended to cover the aforementioned debts and obligations and, upon the expiry of the period determined by the Partners, to distribute the balance as stipulated in paragraph (iii) hereafter; and

(iii)	The balance, if any, shall be distributed to the Partners in proportion to their shareholdings.

ARTICLE 4: MISCELLANEOUS

4.1	Notifications. All the notifications, complaints, requests, formal demands and other communications (hereinafter collectively referred to as the “Notifications”) shall be made in writing and shall be delivered in person, by hand, by registered letter, by mail with acknowledgement of receipt, to the Persons and addresses below:

For the Company, at:

Sanofi Pharma Bristol-Myers Squibb

54 La Boétie street

75008 Paris, France

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To: Legal Director

Fax: (33 1) 01.53.77.40.85

To: Vice President, Alliance Management

For BMS Partner, at:

BMS Investco S.A.S

France

3, Joseph Monier Street

92500 Rueil Malmaison

To: President

And a copy at:

Bristol-Myers Squibb Company

Route 206 & Province Line Road

Princeton, NJ 08543 USA

To: Alliance Manager

and:

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007 USA

To: [omitted]

For Sanofi Partner, at:

Sanofi

54 La Boétie Street

75008 Paris, France

To: Senior Vice President, Legal Affairs and General Counsel et Vice President, Alliances & Partnerships

and a copy to:

Weil, Gotshal & Manges

2, Baume Street

75008 Paris

To: [omitted]

Each of the Partners can designate another recipient (and/or change its address) for the Notifications, by way of a Notification made according to this article. All the Notifications made according to this article shall be considered as being sent upon the date of their reception when delivered in person, by hand, or ten (10) working days following the delivery by registered mail or with acknowledgement of receipt.

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4.2	Governing law. These Internal Regulations as well as the related rights and obligations shall be governed by the French law.

4.3	Execution of a Writ. Each of the Partners acknowledges that the allocation of damages shall not stand for satisfactory rehabilitation in case of non-fulfillment of one of the obligations stipulated herein. Consequently, the execution of a writ for these obligations shall be required to the maximum extent permitted by law.

4.4	Litigations. In case of litigations, claims, disputes or disagreements (a “Dispute”) resulting from or related to these Internal Rules, including any issue regarding the validity, existence and termination of these Internal Rules, the Partners shall first try to settle their Dispute by negotiation. This process of negotiation shall be considered open when one of the Partners sends a notification in writing (a “Notification of Dispute”) to the other Partner. Should a Dispute submitted to the negotiation procedure according to the aforementioned requirements not be definitively settled within a period of 30 days upon the reception by one of the Partners of the Notification of Dispute, the Dispute shall be deferred to a mediation procedure in accordance with the Mediation Regulations of the International Chamber of Commerce (the “CCI”). The mediation court shall be composed of three mediators. Each Partner shall appoint a mediator. The two mediators appointed shall appoint the president of the mediation court. If one of the Partners does not appoint a mediator in the petition for mediation or within the 30 days upon the reception of a notification in writing stating the appointment of a mediator by the other Partner, the aforementioned mediator shall be appointed by the CCI. Should the two mediators appointed by the Partners fail to reach an agreement on the appointment of a third mediator within a period of 30 days upon the appointment of the second mediator, the third mediator shall be appointed by the CCI. The mediation procedure shall be held in Paris, France and the proceedings shall be conducted in English. Notwithstanding any contrary clause in the Mediation Regulations of the International Chamber of Commerce, each Partner shall bear its own costs and charges related to the aforementioned mediation procedure and all related procedures, legal fees included. Each Partner shall continue to fulfill its obligations according to the Internal Regulations and the provisions of the Internal Regulations shall be further applied until the settlement of this Dispute.

4.5	Titles. All titles and subtitles of the Internal Regulations are for convenience only and none of them shall affect the meaning or influence the interpretation thereof.

4.6	Relative Effect. The Internal Regulations are binding upon and benefit to the Partners and their successors and authorized assignees and no express or implicit provision shall be construed as granting rights, advantages or remedies to any third parties, of any nature whatsoever. Therefore, the Internal Regulations shall no longer bind and benefit to any Partner that would no longer hold at least a share in the Company, as of the date when it would no longer hold at least a share in the Company.

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4.7	Divisibility. If one of the stipulations of the Internal Regulations is null, illegal or incompatible with the legal or statutory provisions, the other stipulations of the Internal Regulations shall remain in full force and effect as far as the economic and legal substance of the operations covered herein is not unfavorably affected for any of the Partners. Since one stipulation of the Internal Regulations is determined as null, illegal or incompatible with legal or statutory provisions, or impossible to execute, the Partners undertake to negotiate in good faith the modification of Internal Regulations in order to reflect as faithfully as possible the original intention of the Partners so as the operations stipulated herein can be performed as far as possible according to the initial plan.

4.8	Transfer. This agreement shall not be transferred by one of the Partners without the authorization of the other Partner.

4.9	Agreements. All the agreements or authorizations of the deeds or issues required by the Internal Regulations shall be made in writing and shall concern exclusively the specific deed or issue for which the agreement or authorization is given, and shall not relieve any of the Partners from the obligation to obtain, as the case may be, the agreement or authorization required by the Internal Regulations for another deed or issue.

4.10	Entire Agreement. As the Internal Regulations and the Articles of Association express the entire agreement of the Partners regarding their purpose, they annul and replace any prior verbal or written agreements between the Partners and their Affiliated Companies, concerning this purpose and not stipulated herein or in the Articles of Association

4.11	Waivers and Modifications. No modification of the Internal Regulations shall be valid unless it is subject to a written document signed by the two Partners and expressly refers to the Internal Regulations or to the Articles of Association, mentioning the intention of Partners to modify the Internal Regulations or the Articles of Association. Any waiver of any stipulations hereof shall be made in a written document signed by the interested Partner, provided that no waiver shall be construed as a future waiver or a waiver of the benefit of any other requirements or stipulations hereof.

4.12	Exclusion of Creditors. The provisions of the Internal Regulations are presumed to govern the relations between Partners and the relations between Partners and the Company. The Internal Regulations have not been presumed to benefit to non- Partner creditors and no right shall be granted to non-Partner creditors by way of the provisions hereof.

4.13	Duplicate. The Internal Regulations can be signed in several copies, each of them being an original copy, but the whole shall constitute a unique instrument.

4.14	Effective Date. The Internal Regulations, signed today, shall enter into force January 1, 2013.

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4.15	Applicable Language. The Partners acknowledge that the Internal Regulations can be translated into English. The Partners confirm that the French version of the Internal Regulations shall prevail.

4.16	Capitalized Terms. The capitalized terms which are not defined by these Internal Regulations shall have the meaning provided in the Articles of Association.

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Executed this 1st day of January, 2013.

SANOFI PARTICIPATIONS

By:	/s/ Gilles Boisson
Gilles Boisson Authorized Representative

BMS INVESTCO S.A.S.

By:	/s/ Jean-Christophe Barland
Jean-Christophe Barland CEO

[Signature Page to Internal Regulations]

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APPENDIX 1.1

Clopidogrel Product and Irbesartan product:

-	Germany,
-	Belgium,
-	Spain,
-	Greece,
-	Italy,
-	Netherlands,
-	Portugal,
-	Switzerland.

Clopidogrel Product only:

-	Austria,
-	South Korea,
-	Cyprus,
-	Denmark,
-	Finland,
-	Hong-Kong,
-	Iceland,
-	Israel,
-	Ireland,
-	Norway,
-	Sweden,
-	Taiwan,
-	France (metropolitan).

For Irbesartan only:

-	France (DOMTOM included)

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